Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 31, 2014 on our audits of the consolidated financial statements of ULURU Inc. as of and for the years ended December 31, 2013 and 2012, in this Registration Statement (Form S-8) and related Prospectus of ULURU Inc. for the registration of 1,000,000 shares of its common stock.

/s/ Lane Gorman Trubitt, PLLC

Lane Gorman Trubitt, PLLC
Dallas, Texas

June 16, 2014